Exhibit 5.2

MUNGER, TOLLES & OLSON LLP

350 SOUTH GRAND AVENUE

50TH FLOOR

LOS ANGELES, CALIFORNIA 90071

(213) 683-9100

February 4, 2022

KB Home

10990 Wilshire Boulevard

Los Angeles, CA 90024

Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-239778)

Ladies and Gentlemen:

We have acted as counsel for KB Home, a Delaware corporation (the “Company”), in connection with the Company’s filing as of the date hereof of the Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (as amended by such Post-Effective Amendment No. 1, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended. The Registration Statement relates to the potential issuance and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus, of, among other securities, (i) the Company’s debt securities (the “Debt Securities”) and (ii) guarantees of the Debt Securities by the Guarantors (as such term is defined below).

We have also acted as counsel to KB HOME Colorado Inc., a Colorado corporation; KB HOME Lone Star Inc. and KBSA, Inc., each a Texas corporation; KB HOME Coastal Inc., KB HOME Greater Los Angeles Inc., KB HOME Sacramento Inc. and KB HOME South Bay Inc., each a California corporation; KB HOME Las Vegas Inc. and KB HOME Reno Inc., each a Nevada corporation; KB HOME Phoenix Inc. and KB HOME Tucson Inc., each an Arizona corporation; and KB HOME Florida LLC, KB HOME Jacksonville LLC, KB HOME Fort Myers LLC, KB HOME Treasure Coast LLC, KB HOME Orlando LLC, and KBHPNW LLC, each a Delaware limited liability company (collectively, the “Guarantors”), in connection with the registration under the Registration Statement of the offer and sale by the Guarantors of their guarantees (the “Guarantees”) of the Debt Securities (the Debt Securities and the Guarantees, together, the “Securities”).

The Debt Securities and Guarantees will be issued under (i) the indenture, dated as of January 28, 2004, as amended and supplemented on January 28, 2004, June 30, 2004, May 1, 2006, November 9, 2006, August 17, 2007, January 30, 2012, January 11, 2013, March 12, 2013, February 28, 2014, January 22, 2019, and January 20, 2022, among the Company, the guarantors party thereto and U.S. Bank National Association (successor in interest to SunTrust Bank), as Trustee (the “Senior Indenture”), (ii) the form of Senior Subordinated Indenture, presently undated (the “Senior Subordinated Indenture”), filed as exhibit 4.13 to the Registration Statement, or (iii) the form of Subordinated Indenture, presently undated (the “Subordinated Indenture”), filed as exhibit 4.15 to the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to certain factual matters, we have relied on and assumed the accuracy of, without independent verification, written and oral statements and representations of officers and other representatives of the Company and others and the Company’s filings, including any exhibits thereto, with the Commission. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the accuracy of all information contained in all documents reviewed by us, the authority of each person signing any document reviewed by us in a representative capacity to so sign, the legal capacity of each natural person signing any document reviewed by us to so sign, and the due authorization, execution and delivery of all documents reviewed by us by all parties thereto. We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the laws of the State of New York as in effect as of this date.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, qualifications and other limitations contained herein, we are of the opinion that:

1. For Debt Securities and Guarantees issued pursuant to the Senior Indenture, upon the due authorization and establishment of the specific terms of a particular Debt Security and Guarantee in accordance with such Senior Indenture, and when such Debt Security and Guarantee have been duly authorized, executed, authenticated, issued and delivered in accordance with such Senior Indenture and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, each Guarantee will constitute the valid and binding obligation of each Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and to public policy considerations that may limit the rights of parties to obtain certain remedies.

2. For Debt Securities and Guarantees issued pursuant to the Senior Subordinated Indenture or the Subordinated Indenture, as the case may be, following the execution and delivery of the Senior Subordinated Indenture or the Subordinated Indenture, as the case may be, by the Company, the guarantors party thereto and a duly appointed trustee, upon the due authorization and establishment of the specific terms of a particular Debt Security and Guarantee in accordance with the Senior Subordinated Indenture or the Subordinated Indenture, as applicable, and when such Debt Security and Guarantee have each been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable indenture and duly delivered to the purchasers thereof, against receipt of consideration therefor in accordance with the applicable underwriting or other agreement for purchase and sale, each Guarantee will constitute the valid and binding obligation of each Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and to public policy considerations that may limit the rights of parties to obtain certain remedies.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of delivery of any such Security, (a) the Company’s Board of Directors and, in the case of Guarantees, each Guarantor’s Board of Directors or similar governing body, shall have each duly established the terms of such Security and duly authorized the issuance and sale of such Security, in each case in accordance with applicable law, and such authorization shall not have been modified or rescinded; (b) the Registration Statement shall have been declared or shall be effective and such effectiveness shall not have been terminated or rescinded; (c) the Senior Indenture shall have been duly authorized, executed, authenticated and delivered by the applicable trustee in accordance with applicable law and shall have been qualified under the Trust Indenture Act of 1939, as amended, and shall be a valid and legally binding obligation of the applicable trustee; (d) the Senior Subordinated Indenture and the Subordinated Indenture shall have each been duly authorized, executed, authenticated and delivered by the Company, the Guarantors and the applicable trustee in accordance with applicable law and shall have been qualified under the Trust Indenture Act of 1939, as amended, and shall be a valid and legally binding obligation of the applicable trustee; (e) one or more supplements to the Prospectus will have been prepared and filed in a timely manner with the Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable supplement to the Prospectus; (g) there will not have occurred any change in law affecting the validity or enforceability of such Security; (h) the Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture, as the case may be, together with any instrument establishing the terms of Securities to be issued under the Senior Indenture, the Senior Subordinated Indenture or the Subordinated Indenture, as the case may be, have been or will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or in such other form that does not affect the opinions given hereunder; (i) if Securities offered are being sold pursuant to an underwriting or other agreement for purchase and sale, such agreement will have been duly authorized and validly executed and delivered by the Company, the Guarantors and the other parties thereto; and (j) in connection with the issuance and sale of Debt Securities convertible into or exchangeable for securities of another issuer, such other issuer shall have taken any and all necessary and appropriate steps to enable the Company lawfully to deliver securities, and, if applicable, a prospectus related thereto, of such other issuer upon such conversion or exchange.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm name and the discussion of our opinion under the caption “Legal Matters” in the Registration Statement and the related Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ MUNGER, TOLLES & OLSON LLP